Exhibit 10.3

PERFORMANCE UNDERTAKING

This Performance Undertaking is made as of October 3, 2016 (this “Performance Undertaking”), and is given by SENSIENT TECHNOLOGIES CORPORATION, a Wisconsin corporation (“STC” or the “Performance Guarantor”), in favor of SENSIENT RECEIVABLES LLC, a Delaware limited liability company (the “SPE,” together with its successors and permitted assigns including the Purchaser hereinafter defined, the “Beneficiary”).

Whereas, Sensient Natural Ingredients LLC, a Delaware limited liability company, and Sensient Colors LLC, a Delaware limited liability company (each, an “Originator”), are wholly-owned Subsidiaries of the Performance Guarantor;

Whereas, the Originators, as sellers, and the SPE, as buyer, have entered into a Receivables Sale Agreement dated as of October 3, 2016 (as amended, restated or otherwise modified from time to time, the “Receivables Sale Agreement”);

Whereas, the SPE, as seller, STC, as servicer, and Wells Fargo Bank, National Association, as purchaser (in such capacity, the “Purchaser”), have entered into a Receivables Purchase Agreement dated as of October 3, 2016 (as amended, restated or otherwise modified from time to time, the “Receivables Purchase Agreement”); and

Whereas, the Performance Guarantor has, subject to the terms of this document, agreed to guarantee the payment when due by the Originators of their respective Obligations.

The Performance Guarantor hereby agrees as follows:

1.           Definitions.  All capitalized terms used but not defined herein shall have the meaning set forth in the Receivables Sale Agreement (or, if not defined therein, in the Receivables Purchase Agreement).  As used in this Performance Undertaking, the following terms will have the following meanings:

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state, province, territory, or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Obligations” means the Originators’ obligations to indemnify the Indemnified Parties for Indemnified Amounts (each, as defined in Section 6.1 of the Receivables Sale Agreement).

2.	The Undertaking.

2.1.           The Performance Guarantor guarantees to the Beneficiary that in the event of a failure by any Originator to pay when due its respective Obligations, the Performance Guarantor, subject to the terms of this Performance Undertaking, will immediately pay such Obligation.  The liability of the Performance Guarantor under this Performance Undertaking shall be absolute and unconditional irrespective of any lack of genuineness, validity, legality or enforceability of any Transaction Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof.  The Performance Guarantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets available to it under applicable law, except the defense of discharge by payment in full or that any applicable statute of limitations on any claims hereunder has run.  The obligations of the Performance Guarantor hereunder shall not be discharged, released or affected by any circumstance whatsoever, involving without limitation any bankruptcy, insolvency, reorganization or similar proceeding with respect to any of the Originators or any other Person or any taking, exchange, release or non-perfection of any collateral security for any of the Obligations, any manner of application of such collateral security or any proceeds thereof or any sale or other disposition of such collateral security or the exercise or failure to exercise any remedies by the Beneficiary (or the Purchaser) against any of the Originators or any taking, release, amendment or waiver of or consent to departure from any other guarantee of any of the Obligations.  This Performance Undertaking is in no way conditioned upon any attempt to collect or enforce performance or compliance by any of the Originators or any other event or circumstance.  Notwithstanding the foregoing, this Performance Undertaking is not a guarantee of the recovery of any of the Receivables whether in part or in full, and the Performance Guarantor shall not be responsible or liable for any inability of any Person (including but not limited to the Beneficiary and the Purchaser) or any Person deriving title from or claiming through any of them to collect any Receivable due to the inability, insolvency, bankruptcy, lack of creditworthiness, refusal or failure to pay of the related Obligor.  The Performance Guarantor acknowledges and agrees that it is informed of the financial situation of the Originators and the reasons for the request made by the Beneficiary to the Performance Guarantor to grant the undertakings set out herein.

2.2.           The Performance Guarantor authorizes the Beneficiary without notice or demand, from time to time to renew, accelerate, compromise, settle, restructure, refinance, refund or otherwise reduce the amount, and extend the time for payment, of the Obligations or any part thereof, or otherwise change the terms of the Obligations or any part thereof in each case as permitted by the Transaction Documents, without the consent of the Performance Guarantor.  Any failure to take action by the Beneficiary under or in respect of the Receivables Purchase Agreement or the Receivables Sale Agreement shall not release, reduce or affect the liability of the Performance Guarantor.

2.3.           Upon making a payment under this Section 2 in respect of any Obligation, the Performance Guarantor shall be subrogated to the rights of the payee against the relevant Originator with respect to such Obligation; provided that the Performance Guarantor shall not exercise any subrogation rights which it may have under this Performance Undertaking nor shall the Performance Guarantor seek any reimbursement under this Performance Undertaking from any of the Originators unless and until (a) all of the outstanding Obligations have been paid in full and (b) the Commitment under the Receivables Purchase Agreement has terminated or expired in accordance with the terms of thereof.

3.             Representations and Warranties.  The Performance Guarantor represents and warrants to the Beneficiary as of the date hereof and as of each Investment Date that (a) the execution, delivery and performance by the Performance Guarantor of this Performance Undertaking, and the guaranty of the Obligations hereunder, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Performance Guarantor, or any authorization, consent, approval, order, filing, registration or qualification by or with any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, each of which has been obtained and is in full force and effect, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect having applicability to the Performance Guarantor or of its Organizational Documents, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Performance Guarantor or any Subsidiary is a party or by which it or its properties may be bound or affected, or (iv) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Performance Guarantor or any Subsidiary, except with respect to clauses (i), (ii) and (iv) above, such failure, violation, breach, default, Lien or encumbrance that could not reasonably be expect to have a Material Adverse Effect, and (b) this Performance Undertaking constitutes the legal, valid and binding obligation of the Performance Guarantor, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

4.	Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a)    Any Obligation is not paid in full by the Performance Guarantor when due hereunder.

(b)    The occurrence and continuance of any Amortization Event resulting from an action or inaction of, or circumstance existing with respect to, STC, whether as the Servicer or as the Performance Guarantor.

(c)    This Performance Undertaking or any material provision hereof shall for any reason cease to be valid and binding on the Performance Guarantor, or the Performance Guarantor shall assert that this Performance Undertaking is not enforceable in accordance with its terms.

5.	Miscellaneous.

5.1.           The Performance Guarantor acknowledges that the Beneficiary and the Purchaser are entering into the Receivables Purchase Agreement and other Transaction Documents to which they are parties in reliance upon this Performance Undertaking.  The Performance Guarantor acknowledges that the Beneficiary’s rights under this Performance Undertaking will be assigned to the Purchaser under the Receivables Purchase Agreement, and the Performance Guarantor consents to such assignment and to the exercise of the Beneficiary’s rights under this Performance Undertaking directly by the Purchaser to the extent permitted by the Receivables Purchase Agreement and acknowledges and agrees that the Purchaser and each of its successors and assigns are express third party beneficiaries of this Performance Undertaking.  The Performance Guarantor acknowledges that this Performance Undertaking may not be modified or amended, or any provision hereof waived, except in a writing signed by the Purchaser.  Subject to the provisions set forth in this Section 5.1 and in Section 5.9 below, on the date on which (i) Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted), and (ii) the Commitment under the Receivables Purchase Agreement has terminated or expired, this Performance Undertaking shall terminate and expire; provided that notwithstanding anything herein to the contrary, this Performance Undertaking shall automatically terminate and cease to be of any force or effect with respect to the Obligations of any Originator, as of the date it ceases to be an Affiliate of the Performance Guarantor except, for purposes of this clause (ii) only, Obligations of such Originator that existed prior to the date on which such Originator ceases to be an Affiliate of the Performance Guarantor or Obligations of such Originator that arise after such date from Receivables transferred by such Originator to the Beneficiary prior to such date.

5.2.           Any notice, payment, demand, or communication required or permitted to be given by any provision of this Performance Undertaking shall be given or made (and shall be deemed to have been duly made or given upon receipt) by delivery in person, by courier service, by facsimile, by telegram, by electronic mail or by registered or certified mail (postage paid, return receipt requested) to the respective parties at the following addresses:

If to the SPE/Beneficiary:	Sensient Receivables LLC
777 E. Wisconsin Avenue, Suite 1100
Milwaukee, WI 53202
Attention: Kim Chase
Phone: 414-347-3972
Fax: 414-347-3785
Email: kim.chase@sensient.com

with a copy to:

Wells Fargo Bank, National Association
1100 Abernathy Rd., N.E.
16th Floor, Suite 1600
Atlanta, GA 30328-5657
Attention: Jason Barwig
Phone: +1 (770) 508-2184
Fax: +1 866-972-3558
Email: jason.barwig@wellsfargo.com;
WFCFReceivablesSecuritizationAtlanta@wellsfargo.com

If to Performance Guarantor:	Sensient Technologies Corporation
777 E. Wisconsin Avenue, Suite 1100
Milwaukee, WI 53202
Attention: Kim Chase
Phone: 414-347-3972
Fax: 414-347-3785
Email: kim.chase@sensient.com

5.3.           No failure on the part of the Beneficiary or any third party beneficiary to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  The Performance Guarantor hereby waives (i) notice of acceptance of this Performance Undertaking, (ii) presentment and demand for payment of any of the Obligations, (iii) protest and notice of dishonor or default to the Performance Guarantor or to any other party with respect to any of the Obligations, and (iv) all other notices to which the Performance Guarantor might otherwise be entitled by Applicable Law or by any other party that may be liable with respect to the Obligations guaranteed hereby.

5.4.           The Performance Guarantor agrees that it will upon demand pay to the Beneficiary or the Purchaser, the amount of any and all reasonable documented out-of-pocket expenses, including the reasonable fees and expenses of outside counsel and of any experts and agents, that the Beneficiary or the Purchaser may incur in connection with the exercise or enforcement of any of the rights of the Beneficiary hereunder as a result of the failure by the Performance Guarantor to perform or observe any of the provisions hereof.

5.5.           This Performance Undertaking constitutes the entire agreement between the Performance Guarantor and the Beneficiary (and supersedes all prior written and oral agreements and understandings) with respect to the subject matter hereof.

5.6.           If any one or more provisions contained in this Performance Undertaking shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Performance Undertaking, but this Performance Undertaking shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.7.           This Performance Undertaking shall be governed by, and construed in accordance with, the laws of the State of New York, and the Performance Guarantor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State Court sitting in New York, New York.  The Performance Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such court has been brought in an inconvenient forum.  The Performance Guarantor and the Beneficiary hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Performance Undertaking or the transactions contemplated hereby.

5.8.           All payments to be made by the Performance Guarantor hereunder shall be made at the Atlanta, Georgia office of the Purchaser set forth in paragraph 6 (or at such other place for the account of the Purchaser as it may from time to time specify to the Performance Guarantor) in immediately available and freely transferable funds in United States dollars at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imports, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature.  If the Performance Guarantor is required by law to make any deduction or withholding on account of any tax (other than taxes imposed or based on the gross or net income or receipts of the recipient) or other withholding or deduction from any sum payable by the undersigned hereunder, the undersigned shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the Purchaser shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made.

5.9.           This Performance Undertaking shall continue to be effective or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Beneficiary upon the bankruptcy, insolvency, reorganization, dissolution, liquidation or the like, of any of the Originators or the Performance Guarantor, or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to any of the Originators or the Performance Guarantor or any substantial part of any such Person’s respective property, all as though such payment had not been made, notwithstanding any termination of this Performance Undertaking, the Receivables Purchase Agreement, the Receivables Sale Agreement or any other Transaction Document.

5.10.         The Performance Guarantor may not assign its obligations under this Performance Undertaking without the prior written consent of the Beneficiary.  Notwithstanding anything herein to the contrary, upon any assignment to, and assumption by, an assignee of the Performance Guarantor’s obligations hereunder in accordance with the foregoing sentence (and satisfaction of all conditions related thereto), the Performance Guarantor shall be released with immediate effect from any and all of its obligations under this Performance Undertaking, and the Performance Guarantor’s assignee shall be deemed to assume any and all of the Obligations as if such assignee has executed this Performance Undertaking as Performance Guarantor.

[Signature Page to Follow]

In Witness Whereof, the Performance Guarantor has executed this instrument as of the date first above written.

SENSIENT TECHNOLOGIES CORPORATION

By:	/s/ John J Manning
Name:	John J Manning
Title:	Secretary